                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                          ============================


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 8, 1998


                             RAILWORKS CORPORATION
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   0-24639                  58-2382378
----------------------------   -------------------   ---------------------------
(State or other jurisdiction    (Commission File            (IRS Employer
      of incorporation)              Number)              Identification No.)


1104 Kenilworth Drive, Suite 301, Baltimore, Maryland           21204
-----------------------------------------------------       -------------
      (Address of principal executive offices)                (Zip Code)


                                 (410 512-0500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
         (Former name of former address, if changed since last report)




                        The Exhibit Index is at page 4.

Item 5.        Other Events


     On October 8, 1998, the Registrant issued 13,700 shares of its non-voting Series A Convertible Preferred Stock (the "Preferred Stock") to BT Alex. Brown Incorporated ("BT Alex. Brown") in exchange for 1,370,000 shares of its common stock. BT Alex. Brown had reported to the Securities and Exchange Commission on August 31, 1998 that it owned 2,009,062 shares of RailWorks common stock. The exchange of RailWorks Preferred Stock for common stock reduced BT Alex.
Brown's common stock holdings to satisfy the Bank Holding Company Act (the "Act"). The Act requires that a bank holding company own less than 5% of the voting stock of a publicly traded corporation. Each share of Preferred Stock is convertible into 100 shares of common stock. However, subject to certain exceptions allowed by the Act, conversion is prohibited if, after the conversion, BT Alex. Brown would own 5% or more of RailWorks' common stock.

     For further information concerning the exchange, see Exhibits 3.1 and 99.1 hereto, which are incorporated herein by reference.

Item 7.        Financial Statements and Exhibits


     (c)       Exhibits.


Exhibit No.    Description

3.1     --     Certificate of Designation of the Series A Convertible Preferred
               Stock

99.1    --     Stock Exchange Agreement between the Registrant and BT Alex.
               Brown Incorporated.
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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           RAILWORKS CORPORATION
                                           (Registrant)



Date: October 13, 1998                     By: John G. Larkin
                                               -------------------------------
                                               John G. Larkin
                                               Chief Executive Officer








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                                 EXHIBIT INDEX


Exhibit No.    Description                                                        Page

 3.1    --     Certificate of Designation of the Series A Convertible Preferred
               Stock

99.1    --     Stock Exchange Agreement between the Registrant and BT Alex.
               Brown Incorporated.












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